Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Amendment No. 4 of Registration Statement on Form S-1 of our report dated April 16, 2015 relating to the consolidated financial statements of Zhen Ding Resources Inc. as of December 31, 2014 and 2013 and for the years then ended. We also consent to the reference to our firm under the heading "Experts" appearing therein.

/s/ GBH CPAs, PC

GBH CPAs, PC
www.gbhcpas.com
Houston, Texas
June 9, 2015